CHARTER AFFILIATE AFFILIATION AGREEMENT

                  THIS AGREEMENT, made as of the 15th day of April, 2005 (this "AGREEMENT") to be effective as of April 1, 2005 ("EFFECTIVE DATE"), is by and between The TUBE Music Network, Inc., a Florida corporation (the "NETWORK"), and Raycom Media, Inc., a Delaware corporation ("AFFILIATE), regarding the television programming service currently known as "The TUBE" (the "SERVICE"). The parties hereby mutually agree as follows:

         1.       DEFINITIONS:

                  In addition to any other defined terms in this Agreement, the following terms shall have the following meanings when used in this Agreement:

                  "ACQUIRED STATION" means any Broadcast Television station that is acquired or operated by Affiliate after the date hereof.

                  "AFFILIATE ADVERTISING SHARE" has the meaning set forth in EXHIBIT D.

                  "AFFILIATE TRANSACTIONAL SHARE" has the meaning set forth in EXHIBIT D.

                  "BROADCAST TELEVISION" means traditional, free, FCC-licensed, over-the-air broadcast television.

                   "COSTS" means all losses, liabilities, claims, costs, damages
and  expenses,   including  fines,  forfeitures,   reasonable  attorneys'  fees,
disbursements and court or administrative costs.

                  "CROSS-CHANNEL PROMOTIONAL SPOTS" has the meaning set forth in
Section 8(b).

                  "DESIGNATED MARKET AREA" or "DMA" means a particular market area or classification to demarcate local television markets as defined by Nielsen Media Research, Inc. from time-to-time, or, if DMA falls from general or standardized usage, a replacement term to demarcate local television markets in a substantially similar manner which shall be determined by the parties in good faith.

                  "EVENT OF FORCE MAJEURE" has the meaning set forth in Section 13(e).

                  "LICENSED  COMMUNITY"  has the  meaning  set forth in  Section
3(a).

                  "LOCAL ADVERTISING" has the meaning set forth in Section 8(c).

                  "MVPD" means a multichannel video program distributor as such term is set forth in 47 C.F.R. ss.76.905(d) of the rules of the Federal Communications Commission ("FCC").

                  "NETWORK" means The TUBE Music Network, Inc., or any affiliate or subsidiary of The TUBE Music Network, Inc.

                  "NETWORK'S ADVERTISING REVENUE" means the gross dollar amount of earned by Network, less uncollectible amounts, from the sale by Network of commercial advertising time included in the Service, less actual agency representative fees and sales commissions. For clarification, Network's Advertising Revenue shall not include Network's Transactional Revenue.

                  "NETWORK'S TRANSACTIONAL REVENUE" means the gross dollar amount of revenue actually received by Network (e.g., net of the cost of goods and services and all fulfillment costs associated with the sale of such goods and services) from (i) the sale of products and services by way of direct response telephone orders from the toll-free number included on the Service, and
(ii) e-commerce sales of products and services on Network's website (i.e., url www.thetubetv.com), including sales of products and services resulting from links to Network's website from the website of any Station that broadcasts the Service, in all cases, originating from within the Zip Codes in the DMA of such Station(s).

                  "PRIMARY FEED" means the audio and video presentations of each Station's primary one-way over-the-air television signal (which signal may be in either standard definition or high definition television (as such term is defined by the Advanced Television Systems Committee) format).

                  "SERVICE" means the television programming service provided by Network as defined in the preamble to this Agreement.

                  "STATION(S)" means a Broadcast Television station owned and/or operated by Affiliate and licensed by the FCC that provides or is capable of providing the Service to the Licensed Community that it is licensed to serve.

                  "TV HOUSEHOLDS" means the number of television households in a given DMA as determined by Nielsen Media Research, Inc. (which, as of the date hereof, is published annually by Nielsen Research Media, Inc. as the Nielsen Media Research Local Universe Estimates (US)) or, if Nielsen Media Research, Inc. ceases to publish the number of television households in a DMA, a replacement term to determine the number of television households in local television markets in a substantially similar manner which shall be determined by the parties in good faith.

                  "ZIP CODE(S)" means a specific geographic delivery area defined by the United States Postal Service, which consists of a five (5)-digit zip code plus a four (4)-digit add-on code.

         2.       TERM:

                  Unless terminated earlier in accordance with the terms of this Agreement, the "TERM" of this Agreement shall consist of, collectively, the Initial Term and, if applicable, the Renewal Term. The "INITIAL TERM" of this Agreement shall commence upon the Effective Date and shall expire on March 31, 2010. Upon the mutual agreement of both parties hereto no later than September 30, 2009, the Term of this Agreement may be extended for one additional five
(5)-year period (the "RENEWAL TERM").

         3.       GRANT OF RIGHTS; ACQUIRED STATIONS:

                  (a) Subject to applicable law, Network hereby grants to Affiliate the exclusive right, and Affiliate hereby accepts such exclusive right and the obligation during the Term to broadcast the Service (i) over the transmission facilities of each Station identified on EXHIBITS A-1 and A-2, which is licensed by the FCC to serve the community for each such Station (the "LICENSED COMMUNITY"), for receipt by TV Households in the DMA in which the Licensed Community is located, as such DMA is identified on EXHIBITS A-1 and A-2, and (ii) subject to subparagraph (b) below, over the transmission facilities of any Acquired Station, except to the extent that, as of the date Affiliate notifies Network in writing of the closing of the acquisition of such Acquired System, Network is already committed to provide the Service to another broadcast television station in the same DMA as the Acquired Station. Affiliate shall telecast the Service solely from each Station's origination transmitter and antenna for free over-the-air television reception. Notwithstanding the foregoing, Affiliate shall have the right to permit, and agrees to use commercially reasonable efforts to obtain, carriage of the Service's signal by MVPDs in the DMA of each Station that transmits the Service. Affiliate shall promptly notify Network of any MVPD that has agreed to retransmit the Service in the Station's DMA. In the event Affiliate owns or operates more than one Station in any single DMA, then Affiliate, at its option, shall have the right to determine which of its Stations in such DMA shall broadcast the Service; it being understood that Affiliate shall have no obligation to broadcast the Service in more than one of its Stations in any particular DMA. In addition to the foregoing, provided Affiliate is in compliance with its obligations hereunder, including its distribution obligations, Affiliate shall have the exclusive right to sublicense the Service to any MVPD for distribution in each of the Station's DMAs, and Network shall not authorize any MVPD to distribute the Service in any of the Station's DMAs during the Term.

                  (b) If, after the date hereof, Affiliate acquires an Acquired Station that is transmitting the Service in the DMA in which such Acquired Station is located at the time of such acquisition by Affiliate, then Affiliate shall continue to transmit the Service and, as of the effective date of such acquisition, the Acquired Station shall become a "Station" hereunder and any existing agreement between or among Network and any one or more third parties applicable to such Station for the transmission of the Service shall terminate and cease to be effective. If, after the date hereof, Affiliate acquires an Acquired Station in a DMA that is not at such time under license by Network to a third party for transmission of the Service, then Affiliate, by notifying
Network within one hundred eighty (180) days of the effective date of acquisition, may request that Network add such Acquired Station as a "Station" to this Agreement and shall commence transmission of the Service within the DMA of such Acquired Station within such one hundred eighty (180)-day period. Upon receipt of such notice by Affiliate, the Acquired Station shall be added to this Agreement unless, prior to receipt of Affiliate's add notice, Network has committed to provide the Service to another Broadcast Television station or MVPD in the same DMA as the Acquired Station. For purposes of clarification, if Affiliate does not elect to add such Acquired Station to this Agreement within such one hundred eighty (180)-day period, then Network shall thereafter have the right to license the transmission of the Service to another broadcast television station or MVPD in such DMA, including on an exclusive basis.

                  (c) Affiliate shall not have the right (i) to subdistribute or otherwise sublicense the Service except to a MVPD for distribution in a
Station's DMA, or (ii) to transmit or otherwise distribute the Service by any technology (other than Broadcast Television), or on an interactive, time-delayed, "video-on-demand" or similar basis. For purposes hereof, "VIDEO-ON-DEMAND" means the transmission of a television signal by means of a point-to-point distribution system containing audiovisual programming chosen by a viewer for reception on a viewer's television receiver, where the scheduling of the exhibition of the programming is not predetermined by the distributor, but rather is at the viewer's discretion.

                  (d) Provided that Affiliate is in compliance with its obligations hereunder, including its distribution obligations, Network agrees that, during the Term, Network shall not (i) provide or authorize the free, over-the-air, terrestrial radio transmission of an audio-only signal comprised of a programming service reasonably comparable to the Service; or (ii) simulcast the Service in its entirety over the Internet, in each case within the Licensed Community of any Station that is transmitting the Service pursuant to this Agreement. For purposes of clarification, promotional or marketing "stunt" simulcasting a live or special event, or programming designed to increase or improve viewership of the Service shall not be prohibited by this Section 3(d).

                  (e) Network hereby grants Affiliate during the Term a royalty-free, fully paid up, non-transferable, non-exclusive license to use the Marks in any advertising and promotional materials undertaken in connection with Affiliate's transmission of the Service, provided that such use complies with the terms and conditions of Section 8(e).

                  (f) All licenses, rights and interest in, to and with respect to the Service, the elements and parts thereof, and the media of exhibition not specifically granted herein to Affiliate shall be entirely reserved to Network and may be fully exploited and utilized by Network without limitation.

                  (g) Upon execution of this Agreement, Affiliate shall promptly complete and deliver to Network a notice of launch (in the form attached hereto in EXHIBIT B) for each Station ("LAUNCH NOTICE") and will use best efforts to launch the Service on each Station within forty-five (45) days of the Effective Date. The previous sentence notwithstanding, (i) in no event shall the Stations listed on EXHIBIT A-1 be launched later than July 31, 2005; and (ii) in no event shall the Stations listed on EXHIBIT A-2 be launched later than October 31, 2005 (in each case, a "LAUNCH DEADLINE"); provided that if the launch of any Station is delayed as a result of a change by Network in the satellite used to deliver the Service or the site used to originate the Service, or if the installation of Receiving Equipment at a Station is delayed as a result of Network's action or inaction, then, as to the affected Stations only, the Launch Deadline shall be extended by the same number of days as the delay caused by Network. Notwithstanding the foregoing, Affiliate will notify Network in writing on or before July 31, 2005 if significant technical issues prevent the launch of the Service on one or more Stations listed on EXHIBIT A-2. Upon receipt of such notice, Affiliate may, at its option (i) terminate this Agreement as to such Station(s); or (ii) negotiate with Network for an extension of the Launch Deadline for such Station(s). In addition, Affiliate shall promptly complete a Launch Notice for any Acquired Station that is subsequently added to this Agreement.

         4.       CONTENT OF THE SERVICE:

                  (a) CONTENT. Throughout the Term, the Service shall be a professionally produced, advertiser-supported television service with programming generally consisting of music videos, related interstitial programming, promotions and commercial advertising. Subject to the preceding sentence, the selection, scheduling, renewal, substitution and withdrawal of any content on the Service shall at all times remain within Network's sole discretion and control.

                  (b) LOCAL PROGRAMMING. Subject to Network's policies and procedures, Affiliate, at its own cost, shall be provided with up to thirty (30) minutes per week on the Service for the insertion of locally produced programming that is complimentary to the Service and designed specifically to appeal to TV Households in the Licensed Community of the Station broadcasting such programming ("LOCAL PROGRAMMING"); provided, however, that it is anticipated that, at a future date to be mutually agreed upon by the parties, Affiliate shall have the right to expand such Local Programming to one (1) hour per week. Affiliate acknowledges and agrees that Local Programming shall be broadcast in one block of time on the same day and at the same time each week, such day and time to be selected by Network, in consultation with Affiliate, it being agreed and acknowledged, however, that the length and placement of such Local Programming within the Service must be uniform among all distributors of the Service. Local Programming shall not consist of or contain (i) programming that has received, or had it been rated would have received, an MPAA "X" or "NC-17" rating, or that would otherwise be considered obscene, indecent, profane, or excessively violent; or programming that would be patently offensive as measured by the community standards of the Licensed Community in which is displayed; (ii) pay-per-view movies or events; (iii) blackouts; (iv) surcharges;
(v) promotion or marketing of "800," "888," "900," or "976" telephone services, or other similar services that bill a caller for placing or confirming the call (other than for the telephone company's cost of the call); or (vi) infomercials, home shopping, direct on-air sales programming or advertising. Affiliate shall be solely responsible for the insertion of the Local Programming into the signal of the Service at the Stations transmitting the Service on a timely basis and of having a signal quality at least comparable to the signal quality of the Service transmitted by Network.

                  (c) PREEMPTION. Affiliate shall retain the right to elect not to transmit any programming on the Service over the broadcast facilities of a Station if Affiliate reasonably believes in good faith that the transmission of such programming is contrary to applicable rules and regulations of the FCC and that such transmission would result in a penalty or forfeiture being imposed by the FCC on Affiliate or such Station, provided that (i) Affiliate notifies Network either before or as soon as reasonably practicable after Affiliate exercises such right, and (ii) Affiliate does not exercise such right in a manner intended to frustrate its obligations hereunder.

                  (d) CHILDREN'S PROGRAMMING.

                  (i) Network will provide as part of the Service an amount of core educational and informational children's programming as defined by FCC rules, including 47 C.F.R. ss.73.671, as the same may be amended from time to time ("CORE CHILDREN'S PROGRAMMING") sufficient to satisfy the minimum Core Children's Programming hours required to meet the FCC's benchmark for such programming incurred by Affiliate as result of the broadcast by the Stations of the Service on each such Station's free, over-the-air, multicast feed, provided that this obligation shall apply to Network only if and for so long as the same obligation is imposed on third parties using the Stations' over-the-air multicast feeds to transmit programming. In addition, Affiliate agrees to notify Network in the event Affiliate elects to meet the Core Children's Programming requirements resulting from its Stations' free, over-the-air multicast feeds on a single free, over-the-air multicast feed in which case Network's obligations shall thereafter cease.

                  (ii) Network represents and warrants that if it supplies to Affiliate any programming produced primarily for children 12 years old or younger, such programming shall comply with the FCC's commercial limits, including 47 C.F.R. ss.73.670, as the same may be amended from time to time, including limits on the amount of commercial matter and the prohibition on certain commercial matter in both the program material and commercial material, provided that each Station passes through such programming without alteration.

                  (iii) At the end of each calendar quarter, Network will provide to Affiliate a certification indicating the amount of Core Children's Programming made available to Affiliate during the quarter and certifying that any programming produced primarily for children 12 years old or younger, as provided by Network, complied with the FCC's rules on commercial limits.

                  (e) ADVERTISING. Except for the Local Advertising, Network shall have the exclusive right and authority to sell all of the advertising on the Service and shall share a portion of Network's Advertising Revenue generated from such sales with Affiliate in accordance with the terms of this Agreement.

                  (f) PROGRAM SERVICE INFORMATION. Network must provide to a reputable program information services entity a program schedule for the Service.

                  (g) CLOSED CAPTIONING. Network must provide closed captioning for the Service if and solely to the extent required by applicable FCC rules and regulations.

         5.       DELIVERY AND DISTRIBUTION OF THE SERVICE:

                  (a) During the Term, Network, at its expense, shall deliver a signal of the Service by transmitting it via a domestic satellite commonly used for transmission of television programming at Network's sole cost and expense on a full-time basis 24 hours per day, 7 days per week, 365 days per year. The signal of the Service, including any program-related data and enhancements, shall be contained in no more than a 2.0 megabits-per-second ("MBPS") stream of data within a six (6)-megahertz band and shall consist of a resolution of no less than 480i to be considered a "good quality signal" in accordance with industry standards. Subject to an Event of Force Majeure, any failure by Network to deliver a signal meeting the requirements of this Section 5(a) for more than six (6) hours in any consecutive thirty (30)-day period without the written consent of Affiliate shall be considered a material breach of this Agreement.

                  (b) EXHIBIT C sets forth the specific equipment necessary for each Station to receive the signal of the Service (the "RECEIVING EQUIPMENT"). Network shall furnish, at its expense, the Receiving Equipment to each Station that transmits the Service, provided that the Receiving Equipment for all of the Stations initially listed on EXHIBITS A-1 and A-2 shall not exceed, in the aggregate, seventy thousand dollars ($70,000) (the "EQUIPMENT REIMBURSEMENT CAP"); it being understood that the Equipment Reimbursement Cap shall not apply to any Acquired Stations that transmit the signal of the Service pursuant to
Section 3 of this Agreement. In addition, in the event Network changes the satellite technology in such a manner that the signal of the Service cannot be received or utilized by a Station utilizing then-installed equipment, then, with respect to such Station only, Network, at its option, shall either reimburse Affiliate for costs incurred to purchase, or shall supply to Affiliate, Receiving Equipment necessary for each affected Station to continue to receive and distribute the signal of the Service, it being understood that the Equipment Reimbursement Cap shall not apply to such situation. Affiliate, at its expense, shall furnish all other equipment and facilities necessary for the receipt of the satellite transmission of the signal of the Service and the delivery of such signal to TV Households in each Station's DMA. In addition, each Station shall be responsible, at its sole expense, for installing, maintaining or repairing the Receiving Equipment during the Term. Affiliate shall cause each of the Stations to maintain and repair the Receiving Equipment in good working condition, at its sole cost, as necessary and appropriate to maintain the ability of the Receiving Equipment to receive the signal of the Service without interruption during the Term.

                  (c) Each Station transmitting the Service shall transmit a principal video and audio signal of the Service of a technical quality reasonably comparable to the higher of the quality of the Primary Feed or the quality of any other multicast feed transmitted by such Station, but in no event shall such Station be required to deliver a signal of a technical quality higher than the technical quality of the video and audio signal of the Service as delivered by Network hereunder.

                  (d) Each Station shall provide Network with up to 2.0 mbps to transmit the Service on a full-time basis 24 hours per day, 7 days per week, 365 days per year, provided that any Station that provides less than 2.0 mbps to transmit the Service at any time shall provide sufficient bandwith to deliver at all times the signal of the Service as delivered by Network in a manner such that the signal is not degraded in any manner perceptible by the average viewer. Network acknowledges and agrees that Affiliate may employ statistically multiplexing so long as such statistical multiplexing does not result in a degradation of the Service signal that is perceptible by the average viewer. Except for a Station's Local Advertising Time and Local Programming, each Station shall transmit the Service without alteration, editing or delay. Except as expressly provided herein, at no time during the Term may Affiliate cease to transmit the Service as provided herein.

                  (e) Network retains and reserves any and all rights in and to all signal distribution capacity contained within the bandwidth of the signal of the Service, including the program and system information protocol, audio subcarriers and all other distribution capacity contained within the bandwidth of the signal of the Service between Network's uplink facilities and each Station's downlink facility(ies). In addition, Network shall have the right to use, and Affiliate shall transmit, those portions of the Service signal that are related to or enhance the Service programming as long as such related elements or enhancements do not materially adversely interfere with the average viewer's perception of the principal video and accompanying audio components of the Service.

                  (f) Affiliate shall use commercially reasonable efforts to require any MVPD in the DMA that is transmitting the signal of the Service to make the Service available on such MVPD's most highly penetrated level of digital service.

                  (g) Except as otherwise permitted herein, Affiliate shall not itself, and shall not expressly authorize others to, tape or otherwise reproduce any part of the Service without Network's prior written consent. Affiliate and each Station shall take the same security measures to prevent the unauthorized or otherwise unlawful copying or taping of the Service (or any portion thereof) by others as it takes to protect the Primary Feed or any other multicast feed transmitted by such Station. The foregoing shall not be deemed to prohibit home taping, downloading or other copying by anyone viewing the Service; provided, however, that Affiliate shall not promote home taping, downloading or other copying of the Service. Affiliate shall not be liable for any copyright infringement of any content contained in the Service (including any music, video or other content) by any third party accessing the Service via Broadcast Television, provided that the Stations pass through the content of the Service without alteration.

                  (h) Each Station that transmits the Service may superimpose over the programming on the Service, at the top of the hour, a transparent station identification "bug" on the viewing screen of the Service identifying the call letters of such Station in accordance with applicable federal law; provided that the size, form and placement of such "bug" shall be mutually agreed upon by Network and Affiliate prior to such superimposition, and such "bug" does not materially interfere with any graphics or other data on the Service.

                  (i) Affiliate and Network shall work cooperatively with one another to seek distribution of the Service to TV Households with and through broadcast television stations that are members of the Program Purchasing Corporation within sixty (60) days of the execution of this Agreement by both parties hereto.

         6.       NO FEES; REVENUE SHARE:

                  (a) Neither Affiliate nor any Station shall pay any fees to Network for any rights granted under this Agreement.

                  (b) In consideration of the terms and conditions set forth herein, Network shall pay Affiliate (i) the Affiliate Advertising Share, and
(ii) the Affiliate Transactional Share, each as provided in EXHIBIT D.

         7.       REPORTS; AUDITS:

                  (a) Network shall submit to Affiliate, within forty-five (45) days of the end of each calendar quarter, a statement reporting for such calendar quarter the following information: (i) Network's Advertising Revenue,
(ii) the Affiliate Advertising Share, (iii) Network's Transactional Revenue, and
(iv) the Affiliate Transactional Share. If this Agreement terminates on any date other than at the end of a calendar quarter, Network shall supply such statement as of the date of termination, within forty-five (45) days thereafter, and this obligation shall survive the termination of this Agreement until Affiliate receives such statement.

                  (b) No later than thirty (30) days following each calendar quarter during the Term, Affiliate shall (i) provide Network with a list of all MVPDs then retransmitting the Service in the DMA of each Station; and (ii) use best efforts to obtain and provide to Network a certified report supplied by each such MVPD stating the number of cable television households that receive the Service from such MVPD in the DMA of a Station on average over such quarter.

                  (c) Affiliate shall submit to Network, within forty-five (45) days of the end of each calendar quarter, affidavits with respect to the Cross-Channel Promotional Spots aired by Affiliate during such calendar quarter, setting forth the date and time each such Cross-Channel Promotional Spot aired on the Primary Feed.

                  (d) AUDIT.

                  (i) During the Term and for one (1) year thereafter, Network shall maintain accurate and complete books and records in accordance with generally accepted accounting principles and practices that shall contain sufficient information to enable an auditor to verify, for the period under audit, Network's Advertising Revenue, Network's Transactional Revenue, the Affiliate Advertising Share, the Affiliate Transactional Share and the accuracy of the amounts paid by Network to Affiliate hereunder (collectively, the "REVENUE SHARE RECORDS"). Upon not less than thirty (30) days' prior written notice and not more than once in any calendar year, Affiliate shall have the right, at its sole cost and expense, during the Term and for one (1) year thereafter, to examine during normal business hours the books and records of Network for up to the prior calendar year and the then-current calendar year solely to the extent necessary to verify the Revenue Share Records.

                  (ii) Any audit conducted pursuant to this Section 7(d) shall be conducted by an independent public accounting firm or an independent auditing firm designated by Affiliate ("AUDITOR"). Any such audit shall be subject to the confidentiality provisions of Section 12, and the Auditor shall execute, in advance, a confidentiality agreement that obligates it to maintain the confidentiality of the terms of this Agreement and the information acquired during the course of the audit.

                  (iii) If, as a result of an audit  conducted  pursuant to this
                  Section 7(d), the Auditor determines that Network has fully complied with its obligations pertaining to the Revenue Share Records provided by Network hereunder, then the Auditor shall promptly provide written notice to the parties stating that Network has so complied and shall not disclose any information acquired during the course of the audit. If, as a result of an audit, the Auditor determines that Network has failed to comply with its obligations pertaining to the Revenue Share

                  Records, and which has caused an underpayment to Affiliate of greater than 5% of the aggregate monies otherwise due Affiliate hereunder, then the Auditor shall promptly provide written notice to the parties stating that Network may not have complied with all of its obligations. Once such notice is received, the Network shall authorize the Auditor to provide to Affiliate only that limited information acquired during the course of the audit as is necessary for Affiliate to pursue its claim or claims related to Network's perceived non-compliance with its obligations pertaining to the Revenue Share Records provided by Network hereunder. Under no circumstances, other than the limited circumstance set forth in the previous sentence, shall any information acquired during the course of the audit be disclosed to Affiliate by the Auditor. Any information disclosed to Affiliate by the Auditor shall be subject to the confidentiality provisions herein, shall not be disclosed to any parties other than those that require the information in order to pursue claims as described in this Section 7(d)(iii), and shall not be used for any purpose other than the audit and Affiliate's pursuit of its claims as described in this Section 7(d)(iii). Both Network and Affiliate shall use good faith efforts to resolve any claim or claims arising from an audit conducted pursuant to this Section 7(d).

                  (iv) Any claim by Affiliate with respect to amounts owing by Network, which must relate to the then-current calendar year or the immediately preceding calendar year, must be made within the earlier of three (3) months after the Auditor provides Affiliate the results of the audit, or twelve (12) months after the close of the earliest month that is the subject of a claim, or Affiliate will be deemed to have waived its right, whether known or unknown, to collect any shortfalls from Network for the period(s) audited.

         8.       PROMOTION; AFFILIATE ADVERTISING:

                  (a) Affiliate shall use all good faith commercially reasonable efforts to promote the Service within the DMA of each Station, including using commercially reasonable efforts to have the Service listed in local print and on-screen guides.

                  (b) Without limiting Section 8(a), during the Term, each Station shall broadcast at least ten (10) cross-channel promotions per week promoting Network and the Service ("CROSS-CHANNEL PROMOTIONAL SPOTS"). Network shall have responsibility to produce and deliver the Cross-Channel Promotional Spots to each Station at least two (2) weeks prior to the air date in a useable format and broadcast-ready state. Affiliate shall have the right to approve the creative for the Cross-Channel Promotion Spots prior to air, provided that Affiliate shall be deemed to have accepted a Cross-Channel Promotional Spot unless it notifies Network to the contrary no later than seventy-two (72) hours after delivery. Each Station shall telecast the Cross-Channel Promotional Spots in a run-of-schedule rotation during the time period between 5:00 a.m. and 1:00 a.m., prevailing local time. In addition, each Station shall use its best efforts to promote the Service at local events in which such Station participates.

                  (c) Network shall provide to each Station that transmits the Service for local advertising sales or promotion one (1) minute of commercial announcement time per hour on average during any consecutive thirty (30)-day period ("LOCAL ADVERTISING"). Affiliate shall have the right to retain for itself all the proceeds derived from the sale of Local Advertising. Affiliate's and each Station's use of Local Advertising shall be subject to Network's then-current standard advertising guidelines, provided that such guidelines are reasonably communicated to Affiliate in advance of the sale by Affiliate or a

Station of Local Advertising. Without limiting the foregoing, neither Affiliate nor any Station shall use the Local Advertising for advertising or promotion for any direct competitor of Network. In the event Network, in its sole but reasonable discretion, deems any Local Advertising to be with a direct competitor of Network, Network shall notify Affiliate of same, and Affiliate shall immediately cease such advertising or promotion. Affiliate shall be solely responsible for all Local Advertising and all liabilities associated therewith, including insertion, trafficking, billing and collection activities relating to the Local Advertising and for the content of the material inserted into the Local Advertising. Network shall properly "tone-switch," using industry-recognized equipment, via audible or inaudible signals, all commercial announcement minutes to enable each Station to insert its Local Advertising.

                  (d) Network, from time to time, may undertake marketing tests and surveys, rating polls and other research in connection with the Service. With respect to any tests, surveys or research that apply to any Station or DMA for which Network seeks Affiliate's cooperation, Network shall notify Affiliate of the nature and scope of each such project and Affiliate, to the extent permitted by applicable law, shall cooperate in such research by rendering such assistance as Network may reasonably request and which Affiliate can reasonably provide.

                  (e) Affiliate acknowledges that the name and mark "The TUBE" (and the names of certain programs that appear in the Service and any subsequently selected names or marks for the Service and accompanying websites) (collectively, the "MARKS") are the exclusive property of Network and its suppliers and that Affiliate has not and will not acquire any proprietary rights therein by reason of this Agreement. Affiliate shall not directly or indirectly question, attack, contest or in any other manner impugn the validity of the Marks or Network's rights in and to the Marks. Affiliate shall at no time adopt or use, without Network's prior written consent, any variation of the Marks or any word or mark likely to be similar to or confused with the Marks. Any and all goodwill arising from Affiliate's use of the Marks shall inure solely to the benefit of Network. Affiliate shall submit to Network for prior written approval any of Affiliate's promotional materials mentioning or using the Marks and publicity about Network or the products or programming included in the Service (other than materials provided by Network to Affiliate, if any). Uses of the Marks in routine promotional materials such as program guides and program listings, once approved by Network, shall be deemed approved for all subsequent uses unless Network specifically notifies Affiliate to the contrary.

         9.       WARRANTIES AND INDEMNITIES:

                  (a) Network and Affiliate each represents and warrants to the other that (i) it is duly organized, validly existing and in good standing under the laws of the state under which it is organized; (ii) it has the power and authority to enter into this Agreement and to perform fully its obligations hereunder; (iii) it is under no contractual or other legal obligation that shall in any way interfere with its full, prompt and complete performance hereunder;
(iv) the individual executing this Agreement on its behalf has the authority to do so; and (v) the obligations created by this Agreement, insofar as they purport to be binding on it, constitute legal, valid and binding obligations enforceable in accordance with their terms.

                  (b) Network further represents and warrants to Affiliate that, to the best of Network's knowledge, Network holds all necessary rights and licenses in and to the materials transmitted to Affiliate as part of the Service and such rights and licenses are sufficient to permit the transmission of the Service in the DMA of each of the Stations without infringing the copyright or other intellectual property rights of any person, provided that Affiliate and each Station have transmitted the Service in accordance with the rights granted to Affiliate pursuant to this Agreement.

                  (c) Affiliate further represents, warrants and covenants to Network that (i) it has the power and authority to cause each Station, including any Acquired Station, to perform fully its obligations hereunder; (ii) the Stations are being and will continue to be operated in all material respects (A) in accordance with the terms and specifications of their respective FCC licenses and (B) in compliance with all applicable laws, rules and regulations; (iii) Affiliate, to the best of its knowledge, holds and will continue to hold all rights and licenses (A) as are necessary to operate the Stations and permit the transmission of the Service in the DMA of each of the Stations without infringing the patent or other intellectual property rights of another person and (B) in and to the Local Programming and Local Advertising and such rights and licenses are sufficient to permit the transmission of the Local Programming and Local Advertising on each of the Stations without infringing the copyright or other intellectual property rights of any person.

                  (d) Affiliate and Network shall each indemnify, defend and forever hold harmless the other, the other's affiliated companies and each of the other's (and the other's affiliated companies') respective present and former officers, shareholders, directors, employees, partners and agents ("NETWORK INDEMNITEES" and "AFFILIATE INDEMNITEES," respectively), against and from any and all Costs incurred as a result of third-party claims arising out of any breach of any term of this Agreement or any warranty, covenant or representation contained herein.

                  (e) Without limiting Section 9(d), Network shall indemnify, defend and forever hold harmless the Affiliate Indemnitees from and against any and all Costs arising directly or indirectly out of third-party claims that (i) the transmission by Affiliate of the Service in the DMA of any of the Stations infringes the copyright or other intellectual property rights of any person but only if Affiliate and each Station have transmitted the Service in accordance with the rights granted to Affiliate pursuant to this Agreement; and (ii) the content of the Service or any other promotional material provided by Network to Affiliate (including the Cross-Channel Promotional Spots), as furnished by Network and transmitted by Affiliate and each Station in accordance with this Agreement (i.e., not based upon any deletions, modifications or additions by Affiliate or any Station), is obscene, libelous, or slanderous, or violates any right of privacy or publicity, copyright, trademark or any other proprietary, literary, or dramatic right of any person. Affiliate shall, to like extent, indemnify, defend and forever hold harmless the Network Indemnitees for Costs arising directly or indirectly out of third-party claims (A) that the operation of one or more of the Stations infringes on the patent or other intellectual property rights of another person; and (B) relating to any deletion or addition of content, programming or other material by Affiliate to the Service, including the Local Advertising and Local Programming.

                  (f) A party claiming indemnity under this Section 9 must give the indemnifying party prompt notice of any claim, and the indemnifying party shall have the right to assume the full defense of any claims to which its indemnity applies. The indemnified party, at the indemnifying party's cost, will cooperate fully with the indemnifying party in such defense of any such claim. If the indemnified party compromises or settles any such claim without the prior written consent of the indemnifying party, then the indemnifying party shall be released from its indemnity obligations with respect to the claim so settled.

                  (g) The representations, warranties and indemnities contained in this Section 9 shall continue throughout the Term and the indemnities shall survive the termination of this Agreement, regardless of the reason for such termination.

                  (h) Network has procured, and shall maintain during the Term, at its sole expense, Commercial General Liability insurance at liability limits of not less than $1,000,000 each occurrence and $2,000,000 in the aggregate. Additionally, Network will procure on or before May 31, 2005, and shall maintain during the Term, at its sole expense, Errors and Omissions insurance that covers Network's media activities at a liability limit of $1,000,000 in any one (1) policy period. Each insurance policy required by this Section 9 shall be endorsed to provide that Affiliate is named as an additional insured. Network shall provide to Affiliate standard certificates of insurance as evidence of maintenance of all insurance policies required by this Section 9 as soon as reasonably practicable, but in no event later than ninety (90) days following the execution hereof.

         10.      EARLY TERMINATION RIGHTS:

                  (a) In addition to Network's other rights to terminate this Agreement, Network may, by providing Affiliate with thirty (30) days' prior notice, terminate this Agreement if Affiliate is in material breach of this Agreement, provided that Affiliate shall have thirty (30) days from Network's notice of such breach to cure such breach; provided, however, if such breach is confined to a Station or to a limited number of Stations, then Network, at its option, shall have the right to terminate this Agreement in its entirety or only as to such Station or Stations. In addition, Network may, by providing Affiliate with notice, terminate this Agreement as to each Station listed on EXHIBITS A-1 and/or A-2 that does not launch the Service in accordance with Section 3(g) of this Agreement.

                  (b) In addition to Affiliate's other rights to terminate this Agreement, Affiliate may, by providing Network with thirty (30) days' prior notice, terminate this Agreement if Network is in material breach of this Agreement, provided that Network shall have thirty (30) days from Affiliate's notice of such breach to cure such breach, provided further, that if Network is diligently pursuing a cure of such breach and such breach cannot reasonably be cured within a thirty (30)-day cure period, then the cure period shall automatically be extended for an additional sixty (60) days. Additionally, in the event that Affiliate assigns or transfers the FCC license of a Station to an entirely unaffiliated third-party, then Affiliate may terminate this Agreement as to such Station only without any liability therefor to Network on at least ninety (90) days' prior notice, provided by Affiliate to Network, of the FCC's grant of consent to such assignment or transfer or upon consummation of such assignment or transfer, whichever is later; provided, however, that in such an event, Affiliate shall first provide written notice to Network within five (5) calendar days of the filing of an assignment or transfer of control application with the FCC and Affiliate's exclusivity as to the DMA of such Station shall terminate upon Network's receipt of such notice from Affiliate. Upon Network's request, Affiliate shall use commercially reasonable efforts to require such third party assignee or transferee to negotiate in good faith with Network regarding the terms for continued distribution of the Service. Any failure by Affiliate (i) to give Network notice of (A) the filing of an assignment or transfer of control application with the FCC; or (B) the FCC's grant of consent to such assignment or transfer; each as required by this Section 10(b); or (ii) to use commercially reasonable efforts to require any third party assignee or transferee to negotiate in good faith with Network regarding the terms for continued distribution of the Service, shall each be deemed a material breach of this Agreement.

         11.      NOTICES:

                  Any notice or report given under this Agreement shall be in writing, shall be sent postage prepaid by certified mail, return receipt requested, or by hand delivery, or by Federal Express or similar overnight delivery service, to the other party, at the following address (unless either party at any time or times designates another address for itself by notifying the other party pursuant to the provisions of this Section 11, in which case all notices to such party thereafter shall be given at its most recently so designated address):


                  To Network:         The TUBE Network, Inc.
                                      3200 Oakland Park Blvd.
                                      Lauderdale Lakes, FL  33311

                                      Attn: John W. Poling
                                      cc:  Les Garland

                  To Affiliate:       Raycom Media, Inc.
                                      201 Monroe Street RSA Tower, 20th Floor
                                      Montgomery, AL  36104

                                      Attn: Mr. Paul H. McTear, Jr.
                                      cc:  Rebecca S. Bryan

                  Notice or report given by hand delivery shall be deemed received on delivery. Notice or report given by mail shall be deemed received on the earlier to occur of actual receipt or on the fifth day following mailing if sent in accordance with the notice requirements of this Section 11. Notice or report given by Federal Express or similar overnight delivery service shall be deemed received on the next business day following delivery of the notice or report to such service with instructions for overnight delivery.

                  Notwithstanding the foregoing, Affiliate may provide the completed Launch Notice by means of electronic mail ("E-MAIL"). Each e-mail notice shall be sent by Affiliate utilizing "confirmation of delivery" tracking to the satellite coordinator at LINEFINDER_1999@YAHOO.COM or any successor email address designated by Network in accordance with the provisions of this Section 11 from time-to-time, and if any e-mail notice is returned as undeliverable, such notice shall be supplemented with notice by any other means permissible under this Agreement.

         12.      CONFIDENTIALITY:

                  Neither Affiliate nor Network shall disclose (whether orally or in writing, or by press release or otherwise) to any third party (other than their respective officers, directors and employees, in their capacity as such, and their respective auditors, consultants, financial advisors, lenders, potential investors and attorneys; provided, however, that the disclosing party agrees to be responsible for any breach of the provisions of this Section 12 by any of such parties) any information with respect to the terms and provisions of this Agreement (other than the existence and Term hereof) except: (a) to the Auditor as provided in Section 7(d); (b) to the extent necessary to comply with the valid order of an administrative agency or a court of competent jurisdiction, redacted to the greatest extent possible, in which event the party making such disclosure shall so notify the other in writing prior to making such disclosure, and shall seek an order of confidentiality from said agency or court prior to disclosure of any materials contemplated under this Section 12; (c) in order to enforce its rights pursuant to this Agreement; (d) to an independent public accounting firm or an independent auditing firm selected by Network or by a third party distributor of the Service (i.e., an accounting firm or auditing firm that does not audit or otherwise provide services to Network or such third party distributor), but only if such information relates directly to the audit of an more favorable provision in a written agreement between Network and such third party distributor; provided, however, that such independent public accounting firm or independent auditing firm executes a written confidentiality agreement acceptable to Affiliate; or (e) if mutually agreed by Affiliate and Network, in advance of such disclosure, in writing. This Section 12 shall survive the termination of this Agreement. The parties agree to issue a mutually agreeable press release concerning this Agreement immediately upon execution of this Agreement.

         13.      MISCELLANEOUS:

                  (a) ASSIGNMENT; BINDING EFFECT; REORGANIZATION. This Agreement shall be binding on the respective transferees and successors of the parties hereto, except that neither this Agreement nor either party's rights or obligations hereunder shall be assigned or transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld.

                  (b) ENTIRE AGREEMENT; AMENDMENTS; WAIVERS; CUMULATIVE REMEDIES. This Agreement, including the Exhibits attached hereto, contains the entire understanding of the parties hereto and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating to the subject matter hereof. This Agreement may not be modified except in a writing executed by both parties hereto. Any waiver of any provision of this Agreement must be in writing and signed by the party whose rights are being waived. No waiver of any breach of any provision hereof shall be or be deemed to be a waiver of any preceding or subsequent breach of the same or any other provision of this Agreement. The failure of Affiliate or Network to enforce or seek enforcement of the terms of this Agreement following any breach shall not be construed as a waiver of such breach. All remedies, whether at law, in equity or pursuant to this Agreement shall be cumulative.

                  (c) GOVERNING LAW. The obligations of Affiliate and Network under this Agreement are subject to all applicable federal, state and local laws, rules and regulations, and this Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of Delaware applicable to contracts to be entirely performed therein.

                  (d) RELATIONSHIP. Neither party shall be, or hold itself out as, the agent of the other or as joint venturers under this Agreement. Nothing contained herein shall be deemed to create, and the parties do not intend to create, any partnership, association, joint venture, fiduciary or agency relationship between Affiliate and Network, and neither party is authorized to or shall act toward third parties or the public in any manner which would indicate any such relationship with the other.

                  (e) FORCE MAJEURE. Neither Affiliate nor Network shall have any rights against the other party hereto for the non-operation of facilities or the non-furnishing of the Service if such non-operation or non-furnishing is due to an act of God; inevitable accident; fire; weather; lockout; strike or other labor dispute; riot or civil commotion; act of government or governmental instrumentality (whether federal, state or local); failure of performance by a common or private carrier; material failure in whole or in part of technical facilities which are material to the transmission of the Service; or other cause beyond either party's reasonable control (financial inability is excepted) (each of the foregoing, an "EVENT OF FORCE MAJEURE").

                  (f) SEVERABILITY. In the event of any order or decree of, or any other action or determination by, an administrative agency or court of competent jurisdiction, including any material change in or clarification of FCC rules, policies or precedent that would cause one or more provisions of this Agreement to be invalid or unenforceable, in whole or in part, or that would violate applicable law in any respect, such invalidity, unenforceability or violation shall not affect any other provision of this Agreement, and this Agreement shall be construed as though such invalid and/or unenforceable provision(s) or provision(s) that violate applicable law had never been contained herein. Notwithstanding the foregoing, if such deletion constitutes a substantial deviation from the general intent and purpose of the parties hereto, then Network and Affiliate shall negotiate in good faith to modify this Agreement to the extent necessary to render it valid, legal and enforceable while preserving the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

                  (g) NO INFERENCE AGAINST AUTHOR. Network and Affiliate each acknowledge that this Agreement was fully negotiated by the parties and, therefore, no provision of this Agreement shall be interpreted against any party because such party or its legal representative drafted such provision.

                  (h) NO THIRD-PARTY BENEFICIARIES. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

                  (i) HEADINGS. The titles and headings of the sections in this Agreement are for convenience only and shall not in any way affect the interpretation of this Agreement. Any reference in this Agreement to "Section" or an "EXHIBIT" shall, unless the context expressly requires otherwise, be a reference to "Section" in, or an "EXHIBIT" to, this Agreement. Forms of the word "include" mean "including without limitation;" and references to "hereunder," "herein," "hereof," and the like, refer to this Agreement.

                  (j) NON-RECOURSE. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement was not made or intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any individual, and any recourse, whether in common law, in equity, by statute or otherwise, against any individual is hereby forever waived and released.

                  (k) LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES (INCLUDING LOSS OF PROFITS OF REVENUES, OR DAMAGES TO OR LOSS OF PERSONAL PROPERTY) IN ANY CAUSE OF ACTION ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH A DEFAULT UNDER OR A BREACH OF THIS AGREEMENT.

                  (l) TAXES. Network shall not be liable for, and Affiliate shall pay and hold harmless Network from, any federal, state or local taxes, surcharges, levies or any other charges which are based upon revenues derived by operations of Affiliate or each Station.

                  (m) CHANGE IN OPERATIONS. Affiliate represents and warrants that each Station is operating with facilities specified in its FCC license. In the event that any Station's transmitter location, power, height of antenna, Licensed Community, frequency, or hours of operation are materially reduced or changed at any time so that such Station's value to Network as a telecaster of the Service is less than as existed on the Effective Date, and such reduction or change has not been cured by Affiliate within fifteen (15) days after such occurrence, Network shall have the right to terminate this Agreement upon thirty
(30) days' prior written notice to Affiliate. Affiliate shall notify Network immediately in writing if Affiliate applies to the FCC to modify any Station's transmitter location, power, height of antenna, Licensed Community or frequency or of any modification or proposed modification, for any reason, in such Station's hours of operation.

                  (n) SPECIFIC PERFORMANCE. The parties agree that the services to be provided by Affiliate hereunder are specific and unique in character and furthermore that a failure by Affiliate to fulfill its commitments under this Agreement will cause irreparable damage to Network which cannot be compensated in monetary damages. Therefore, Affiliate agrees that Network shall be entitled to obtain specific performance of Affiliate's obligations under this Agreement as an appropriate remedy in the event of a material breach of the terms of this Agreement by Affiliate.

                  (o) RIGHT OF FIRST REFUSAL. In the event Network decides to offer any new television programming channels (the "NEW CHANNELS"), then Affiliate shall have sixty (60) calendar days from Affiliate's receipt of Network's comprehensive business plan for such New Channels to determine whether Affiliate desires to amend this Agreement to include the New Channels. At the expiration of the sixty (60)-day period, Affiliate's right of first refusal shall expire. If, during said sixty (60)-day period, Affiliate notifies Network in writing of its desire to add the New Channels to this Agreement, then both parties shall work diligently together and in good faith to cause this Agreement to be amended within sixty (60) days of such notice to include the terms and conditions pursuant to which the New Channels may be distributed by Affiliate. If, having used good faith diligent efforts, Affiliate and Network have failed to amend this Agreement to reflect the New Channels within such sixty (60)-day period, then neither party shall have an obligation to continue such negotiations or amend this Agreement to include the New Channels.

         The parties hereto have executed this Agreement to be effective as of the Effective Date notwithstanding the actual date of execution.

AFFILIATE:                                    NETWORK:
Raycom Media, Inc.                            The Tube Music Network, Inc.


By: _______________________________           By: ______________________________

Title: _____________________________          Title: ___________________________

                                   EXHIBIT A-1

                            STATION IDENTIFICATION 1

Launch Deadline of July 31, 2005

               DMA               CALL LETTERS                      STREET ADDRESS
               ---               ------------                      --------------
Albuquerque                      KASA         1377 University Blvd., N.E. - Albuquerque  N.M.  87102
Albany                           WFXL         1201 Stuart Avenue - Albany, GA  31706-4050
Augusta                          WFXG         3933 Washington Road - Augusta, GA  30907
Cedar Rapids-Waterloo-Dubuque    KWWL         500 East Fourth Street - Waterloo, IA  50703
Cincinnati                                    19  Broadcast   Plaza  -  635  West  Seventh   Street  -
                                 WXIX         Cincinnati, OH 45203
Cleveland                        WOIO         1717 E. 12th Street - Cleveland, OH  44114
Cleveland                        WUAB         1717 E. 12th Street - Cleveland, OH  44114
Colorado Springs-Pueblo          KXRM         560 Wooten Road - Colorado Springs,  CO  80915
Columbia                         WACH         1400 Pickens Street - Suite 600 - Columbia, SC  29201
Columbus GA                      WTVM         1909 Wynnton Road - Columbus, GA  31906
*Columbus GA                     WSTX         1909 Wynnton Road - Columbus, GA  31906
Dothan                           WDFX         2221 Ross Clark Circle - Dothan, AL  36301
Hattiesburg/Laurel               WDAM         2362 Highway 11 - Moselle,  MS  39459
Honolulu                         KHNL         150 B Puuhale Road - Honolulu,  HI  96819-2282
Honolulu                         KFVE         150 B Puuhale Road - Honolulu,  HI  96819-2282
Huntsville                       WAFF         1414 N. Memorial Parkway - Huntsville, AL  35801
Knoxville                                     9000 Executive Park Drive - Corporate Square
                                 WTNZ         Bldg D / Suite 300 - Knoxville, TN  37923
Marquette                        WLUC         177 US 41 East - Negaunee, MI  49866
Memphis                          WMC          1960 Union Avenue - Memphis, TN  38104
Ottumwa/Kirksville               KTVO         Hwy 63 - North Kirksville, Missouri 63501
*Ottumwa/Kirksville              KYOU         820 West Second Street - Ottumwa, IA  52501
Panama City                      WPGX         637 Luverne Avenue - Panama City, FL  32401
Richmond                                      3301 West Broad Street - P.O. Box 11064
                                 WTVR         Richmond,  VA 23230
Savannah                                      11 The News Place - 1511 Chatham Center Drive
                                              Savannah, GA  31405
                                 WTOC         Mail: PO Box 8086 - Savannah, GA  31412
Shreveport                       KSLA         1812 Fairfield Avenue - Shreveport, LA  71101
Toledo                           WNWO         300 South Byrne Road - Toledo, OH  43615-6298
Traverse City                    WPBN         8518 M72 West - Traverse City, MI  49685
Tucson                           KOLD         7831 N. Business Park Drive - Tucson, AZ  85743

                                  FLX         4119 West Blue Heron  Boulevard  - West Palm  Beach,  FL
West Palm Beach                  W            33404
Wilmington                       WECT         322 Shipyard Boulevard - Wilmington, NC  28412
*Wilmington                      WSFX         322 Shipyard Boulevard - Wilmington, NC  28412

       *        Operatedby  Raycom Media,  Inc. per Shared Services  Agreement
                  with license holder.

                                   EXHIBIT A-2

                            STATION IDENTIFICATION 2

Launch Deadline of October 31, 2005

               DMA               CALL LETTERS                      STREET ADDRESS
               ---               ------------                      --------------
Baton Rouge                      WAFB         844 Government Street - Baton Rouge, LA  70802
Paducah-Cape Girardeau           KFVS         310 Broadway - Cape Girardeau, MO 63701
Syracuse                         WSTM         1030 James Street - Syracuse, NY  13203

                                    EXHIBIT B

                                  LAUNCH NOTICE


                                                      BROADCAST LAUNCH FORM
    -------------------------------------------------------------- -----------------------------------------------
    STATION NAME:                                                  STATION GROUP OWNER:
    -------------------------------------------------------------- -----------------------------------------------
    STATION MAILING ADDRESS:
    --------------------------------------------------------------------------------------------------------------
    PHONE NUMBER:                                                  FAX NUMBER:
    -------------------------------------------------------------- -----------------------------------------------
    GENERAL MANAGER:                                               MARKETING CONTACT:
    -------------------------------------------------------------- -----------------------------------------------
    ENGINEER                                                       PHONE (IF DIFFERENT):

                                                                   EMAIL ADDRESS:
    -------------------------------------------------------------- -----------------------------------------------
    AREAS SERVED (PLEASE INCLUDE ZIP CODES):




    --------------------------------------------------------------------------------------------------------------
    DMA:
    --------------------------------------------------------------------------------------------------------------
    FILL OUT THE LINE BELOW FOR ONE EARTH STATION RECEIVE SITE    (EACH ADDITIONAL SITE REQUIRES A SEPARATE FORM)
    --------------------------------------------------------------------------------------------------------------
    Do you have an antenna  capable of  receiving  a C band feed from  Galaxy 3C located at 95 degrees?

    YES____ NO____
    --------------------------------------------------------------------------------------------------------------
    Do you have space for an additional antenna on your roof or in your antenna farm? YES____ NO____
    --------------------------------------------------------------------------------------------------------------
    Does this space have a good southern exposure looking at 95 degrees? YES____ NO____
    --------------------------------------------------------------------------------------------------------------
    Do you have the resources to install the antenna? YES____ NO____
    --------------------------------------------------------------------------------------------------------------
    STREET ADDRESS (Shipping Address):
    -------------------------------------------------------------- -----------------------------------------------
    CITY/STATE/ZIP:                                                COUNTY:


    -------------------------------------------------------------- -----------------------------------------------

    LAUNCH DATE:  __________________                               CHANNEL NUMBER:  __________________
    -------------------------------------------------------------- -----------------------------------------------
    SIGNATURE:                                 TITLE:                                   DATE:
    ------------------------------------------ ---------------------------------------- --------------------------


                EMAIL COMPLETED FORM TO LINEFINDER_1999@YAHOO.COM

                                    EXHIBIT C

                               RECEIVING EQUIPMENT


o        C-Band Antenna, single port feed with digital-ready LNB
o        150 Feet of RG6 Coaxial Cable
o        Integrated receiver/decoder

                                    EXHIBIT D

                                  REVENUE SHARE


         Commencing on the Effective Date and thereafter throughout the Term, Network shall pay to Affiliate the following amounts:

I.       AFFILIATE ADVERTISING SHARE.

         1. DETERMINING AFFILIATE ADVERTISING SHARE. Commencing on the calendar quarter beginning with July 1, 2005 and for each calendar quarter thereafter during the Term, Network shall pay to Affiliate the Affiliate Advertising Share. For purposes hereof, the "AFFILIATE ADVERTISING SHARE" shall be determined by [XXXX]* for such calendar quarter by a fraction, the numerator of which is the total number of Cable Subscriber Households in the DMA of the Station(s) transmitting the Service pursuant to this Agreement, and the denominator of which is the total number of Cable Subscriber Households in all of the DMAs in which Network has a broadcast television station affiliate that is transmitting the Service. If a
                  Station commences transmitting the Service on other than the first day of a calendar quarter, then the Affiliate Advertising Share for such quarter shall be further prorated based on the number of days in such quarter that such Station transmitted the Service. For purposes of this EXHIBIT D, The number of Cable Subscriber Households shall be determined by the report supplied by each MVPD distributing the service, described in Section 7(b) of the body of this Agreement. In the event that such report is not received by Network with respect to each and every MVPD that carries the Service, then, for purposes of this EXHIBIT D, the number of Cable Subscriber Households shall be equal to the number of cable TV households served by the applicable Station in such Station's DMA as published in the most recent TELEVISION & CABLE FACTBOOK (Warren Publishing, Inc.) or, if an improved independent source for determining the number of television households that receive the Service through a subscription to cable service hereafter becomes publicly available, the parties agree to use such source in lieu of the foregoing.

         2. PAYMENT. The Affiliate Advertising Share, if any, shall be payable quarterly and shall be due no later than forty-five
                  (45) days following the end of each calendar quarter, for which a payment is due.

II.      AFFILIATE TRANSACTIONAL SHARE.

         1. DETERMINING AFFILIATE TRANSACTIONAL SHARE. Commencing on the calendar quarter beginning with July 1, 2005 and for each calendar quarter thereafter during the Term, Network shall pay to Affiliate the Affiliate Transactional Share. For purposes hereof, the "AFFILIATE TRANSACTIONAL SHARE" means [XXXX]* for the pertinent calendar quarter. If a Station commences transmitting the Service on other than the first day of a

----------
* Filed  under an  application  for  confidential  treatment.

                  calendar quarter, then the Affiliate Transactional Share for such quarter shall be further prorated based on the number of days in such quarter that such Station transmitted the Service.

2. PAYMENT. The Affiliate Transactional Share, if any, shall be payable quarterly and shall be due no later than forty-five (45) days following the end of each calendar quarter, for which a payment is due.

                                    EXHIBIT E

                         ADDITIONAL TERMS AND CONDITIONS


RIGHTS AND COPYRIGHT INDEMNIFICATION

Without limiting Network's indemnification obligations as set forth in the body of this Agreement, Network agrees to indemnify the Affiliate Indemnitees against any and all Costs arising out of any (i) third-party claims that Network's music performance rights licenses with ASCAP, BMI and SESAC do not cover music performances through to the viewers of the Service, or (ii) written agreement between Affiliate and an MVPD for the retransmission of the Service (together with the Primary Feed as provided in Section 3(a) of the body of the Agreement) solely within the Station's DMA pursuant to which Affiliate is obligated to indemnify such MVPD against any Incremental Copyright Cost (as defined below) resulting directly from the retransmission of the Service by such MVPD in the Station's DMA. For purposes hereof, "INCREMENTAL COPYRIGHT COST" shall mean the difference, if any, between (A) the copyright royalties that would be payable by the MVPD in the Station's DMA without carriage of the Service, and (B) the copyright royalties that would be payable by such MVPD in such DMA with the carriage of the Service.

April 15, 2005

Raycom Media, Inc.
201 Monroe Street RSA Tower, 20th Floor
Montgomery, AL  36104
Facsimile Number:  (334) 206-1555
Attn: Mr. Paul McTear

         Re: Charter Affiliate Affiliation Agreement dated as of April14, 2005 by and between The Tube Music Network, Inc., and Raycom Media, Inc. (the "AGREEMENT")

Dear Mr. McTear:

As an inducement to Affiliate to enter into the Agreement, and in consideration of Affiliate's obligations in the Agreement, including but not limited to, the obligation to transmit the Service on all broadcast television stations currently owned and/or operated by Affiliate, this letter shall confirm our agreement respecting additional consideration to be provided by Network to Affiliate. All capitalized terms used and not otherwise defined herein shall have the meanings as set forth in the Agreement.

Network hereby agrees to provide Affiliate with the consideration set forth below, all such consideration to be in addition to that consideration set forth in the Agreement, including but not limited to as specified in EXHIBIT D thereof.

1. Upon execution of the Agreement, Network shall cause AGU Entertainment Corp., the parent of Network ("AGU") to provide Affiliate with [XXXX]*.

2. Network shall cause AGU to provide Affiliate with [XXXX]* upon the following occurrences:

         (a) [XXXX]* for each [XXXX]* (or pro rata portion if less than [XXXX]* or an increment of [XXXX]*) of the TV Households in the United States in the DMAs rated eleven and higher based on the number of TV Households delivered to and obtained by Network for transmission of the Service [XXXX]*, exclusive of any DMAs served by Affiliate, affiliates of Affiliate or Program Purchasing Corporation ("PPC") in DMAs eleven and higher;

         (b) [XXXX]* for each [XXXX]* (or pro rata portion if less than [XXXX]* or an increment of [XXXX]*) of the total TV Households in the United States in the DMAs rated four through ten inclusive based on the number of TV Households delivered to and obtained by Network for transmission of the Service [XXXX]*, exclusive of any DMAs served by Affiliate, affiliates of Affiliate or PPC in DMAs four through ten inclusive;

         (c) [XXXX]* for each [XXXX]* (or pro rata portion if less than [XXXX]* or an increment of [XXXX]*) of the total TV Households in the United States in the DMAs rated one through three inclusive based on the number of TV Households delivered to and obtained by Network for transmission of the Service [XXXX]*, exclusive of any DMAs served by Affiliate, affiliates of Affiliate or PPC in the DMAs one through three inclusive.

----------
* Filed  under an  application  for  confidential  treatment.

3. AGU will maintain Network as a wholly-owned subsidiary, and maintain its separate existence during the Term of the Agreement.

4. In the event Affiliate desires to make a financial investment in AGU, AGU shall negotiate such investment opportunity on a good faith basis.

5. AGU will provide Affiliate with a [XXXX]* referenced in 3 above.

6. In consideration of, and subject to, Affiliate's distribution of the Service on each of the Stations covered by the Agreement, and Affiliate's continued transmission of the Service throughout the Term in accordance with the terms of the Agreement, Network shall pay Affiliate a [XXXX]* each Contract Year (as defined below) during the Term (the "[XXXX]*") based on the number of Cable Subscriber Households in the DMA of the Station(s) transmitting the Service pursuant to the Agreement; provided, however, that the [XXXX]* for the first Contract Year shall be pro rated based on the nine-month period commencing July 1, 2005 and ending on March 31, 2006 (i.e., the [XXXX]* for the first Contract Year shall be multiplied by three-quarters) and no payment shall be due or payable for the calendar quarter commencing April 1, 2005. The [XXXX]*, if any, shall be payable in equal quarterly installments as set forth below in this paragraph 6, and for each Contract Year shall be determined by multiplying the "MULTIPLIER" (as set forth opposite each such Contract Year in the table below) by the number of Cable Subscriber Households (determined in accordance with subparagraph 6(a) below) in the most recent MVPD report or independent publication that exists at the beginning of each such Contract Year (i.e., the number of Cable Subscriber Households is determined at the beginning of each Contract Year based on then most recently available numbers and remains constant thereafter for the remainder of such Contract Year). For purposes hereof, "CONTRACT YEAR" means each twelve (12)-month period commencing on April 1.

------------------------------------------ -------------------------------------
     CONTRACT YEAR                                    MULTIPLIER
------------------------------------------ -------------------------------------
           1                                           [XXXX]*
------------------------------------------ -------------------------------------
           2                                           [XXXX]*
------------------------------------------ -------------------------------------
           3                                           [XXXX]*
------------------------------------------ -------------------------------------
           4                                           [XXXX]*
------------------------------------------ -------------------------------------
           5                                           [XXXX]*
------------------------------------------ -------------------------------------
 Renewal Term, if any                                  [XXXX]*
------------------------------------------ -------------------------------------

         (a) For purposes of calculating the [XXXX]*, the number of Cable Subscriber Households in the DMA of each Station transmitting the Service shall be as set forth in the certified report supplied by each MVPD distributing the Service (as described in Section 7(b) of the Agreement) in the DMA of a Station transmitting the Service. In the event that such report is not available for any given MVPD distributing the Service, then, for purposes of this paragraph 6, the number of Cable Subscriber Households for such non-reporting MVPD shall be equal to the number of digital cable subscribers served by such MVPD in the applicable Station's DMA as published in the most recent TELEVISION & CABLE FACTBOOK (Warren Publishing, Inc.) (the "FACTBOOK"). In the event that neither of the calculation methods described in the previous two sentences is available for any given MVPD distributing the Service in the DMA of a Station transmitting the Service, then, for purposes of this paragraph 6, the number of Cable Subscriber Households for such MVPD shall be equal to the number of cable TV households served by such MVPD in the applicable Station's DMA as published in the most recent Factbook multiplied by the most recently reported cable digital penetration rate for such MVPD, if available (and, if the cable digital penetration rate is not available for such MVPD, then the national

----------
* Filed  under an  application  for  confidential  treatment.

         cable digital penetration rate), as reported by the Cable and Telecommunications Association for Marketing in its annual tracking study. In the event that a more accurate independent publicly available source for determining the number of television households that receive the Service through a subscription cable service hereafter becomes available, the parties agree to use such source in lieu of the foregoing.

         (b) For each Contract Year, a running balance sheet of the [XXXX]* will be maintained and reconciled on a quarterly basis as follows:

         (i) If at the end of any calendar quarter during the Term, the sum of the aggregate Affiliate Advertising Share and aggregate Affiliate Transactional Share ("TOTAL REVENUE") for such calendar quarter equals or exceeds the [XXXX]* due and payable for such calendar quarter, then Network shall pay the Total Revenue in accordance with the provisions of EXHIBIT D to the Agreement and shall not pay Affiliate any additional amounts during such calendar quarter (i.e., no portion of the [XXXX]* shall be due or payable for such quarter), provided that Network may carry forward to subsequent calendar quarters during such Contract Year the amount by which Total Revenue exceeds the portion of the [XXXX]* that would otherwise have been payable for that or any subsequent calendar quarter(s). The following table provides an illustration of the carry-forward concept and assumes the [XXXX]* for the Contract Year is [XXXX]* (payable in four equal [XXXX]* installments over such Contract Year), and Total Revenue of [XXXX]* for the first quarter, [XXXX]* for the second quarter, [XXXX]* for the third quarter, and [XXXX]* for the fourth quarter.

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        QUARTER:                 [XXXX]*             TOTAL REVENUE:          AMOUNT PAID:          CARRY FORWARD:
        -------                  -------             -------------           -----------           -------------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           1                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           2                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           3                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           4                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         *Not to be carried forward to the following Contract Year

         (ii) If, at the end of any calendar quarter during the Term for which a portion of the [XXXX]* is payable, the Total Revenue for such calendar quarter is less than the [XXXX]*, then Network shall, in lieu of the Total Revenue payment, pay the portion of the [XXXX]* due for such quarter, provided that Network may recoup the [XXXX]* paid in such quarter against subsequent calendar quarters during such Contract Year

-----------
* Filed under an application for confidential treatment.

         if the Total Revenue in future quarter(s) exceeds the [XXXX]* payable for such quarter(s). The [XXXX]* for a quarter, if paid in lieu of the Total Revenue Payment, shall be due and payable no later than forty-five (45) days following the end of such quarter. The following table provides an illustration of the recoupment concept and assumes the [XXXX]* for the Contract Year is [XXXX]* (payable in four equal [XXXX]* installments over such Contract Year), and Total Revenue of [XXXX]* for the first quarter, [XXXX]* for the second quarter, [XXXX]* for the third quarter, and [XXXX]* for the fourth quarter.

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
        QUARTER:                 [XXXX]*             TOTAL REVENUE:          AMOUNT PAID:            RECOUPMENT:
        -------                  -------             -------------           -----------             ----------
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           1                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           2                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           3                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
           4                     [XXXX]*                [XXXX]*                 [XXXX]*                [XXXX]*
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         * Not to be carried forward to the following Contract Year

7. Network agrees that if, in relation to any third party that owns or operates Broadcast Television stations in the United States and distributes the Service, Network (A) grants a higher [XXXX]* per month for each Cable Subscriber Household (determined for both Affiliate and such third party as set forth in subparagraph 6(a) hereof), or (B) uses a percentage higher than fifteen percent (15%) to calculate the Affiliate Advertising Share or Affiliate Transactional Share (clauses (A) and (B), individually and collectively, shall be referred to herein as a "MORE FAVORABLE PROVISION"), Network will promptly offer such More Favorable Provision to Affiliate for the same amount of time that such More Favorable Provision is available to such third party; provided, however, that if the grant of such More Favorable Provision requires the performance by such third party of any obligation, term or condition, then Affiliate shall perform such obligation, term or condition in order to receive such More Favorable Provision.

Please acknowledge your acceptance of the above terms, by signing where indicated below.

Very truly yours,

AGU Entertainment Corp.                         The TUBE Music Network, Inc.


By:_______________________                      By:_______________________
John W. Poling                                  Name: ____________________
Executive Vice President & CFO                  Title:  _____________________

ACKNOWLEDGED AND ACCEPTED BY:
Raycom Media, Inc.


By:______________________
Paul H. McTear, Jr.
President and Chief Executive Officer

------------
* Filed  under an application  for  confidential  treatment.